UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Jeffrey C. Dutton from the Board of Directors

On October 6, 2021, Mr. Jeffrey C. Dutton tendered his notice of resignation from the Board of Directors (the “Board”) of GrafTech International Ltd. (the “Company”), effective immediately. Mr. Dutton did not serve on any committees of the Board and was a one of three directors designated by BCP IV GrafTech Holdings LP, an affiliate of Brookfield Asset Management Inc. (“Brookfield”), pursuant to the terms of the Stockholder Rights Agreement, dated April 23, 2018, as amended as of November 6, 2019, entered into by and between BCP IV GrafTech Holdings LP and the Company (the “Stockholder Rights Agreement”). Mr. Dutton was a Class III director. Pursuant to the Stockholder Rights Agreement, because Brookfield’s ownership of the Company’s common stock decreased below 25% of the Company’s outstanding common stock, Mr. Dutton’s term would have otherwise expired at the 2022 annual meeting of stockholders of the Company. Mr. Dutton’s resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Promotion of Jeremy S. Halford to Executive Vice President, Chief Operating Officer

On October 7, 2021, the Company announced the promotion of Jeremy S. Halford to Executive Vice President, Chief Operating Officer, effective as of October 11, 2021.

Mr. Halford, 49, previously served as the Company’s Senior Vice President, Operations and Development since May 1, 2019. Prior to joining the Company, Mr. Halford was the President of Arconic Engineered Structures, a producer of highly engineered titanium and aluminum components for the aerospace, defense and oil and gas markets, a position he held since January 2017. Mr. Halford also was President of Doncasters Aerospace, a manufacturer of components and assemblies for the civil and military aero engine and airframe markets, from 2014 to 2016, and Vice President, Global Business Development, Doncasters Group Limited, from 2013 to 2014. Previously, he also was President, Mayfran International from 2012 to 2013, and spent seven years at Alcoa in a variety of general management and strategy roles. Mr. Halford holds a Master of Business Administration degree from Harvard University and a Bachelor of Science degree in Mechanical Engineering from GMI Engineering and Management Institute (now Kettering University).

In connection with his promotion, Mr. Halford’s annual base salary rate will increase to $525,000. Mr. Halford will continue to participate in the Company’s performance-based annual cash incentive plan with an increased target opportunity of 80% of base salary and will continue to participate in the equity-based long-term incentive program. Mr. Halford’s performance-based annual cash incentive bonus will be prorated to reflect his target opportunity and annual base salary prior to being promoted and his target opportunity and annual base salary following such promotion. In addition, Mr. Halford will continue to be eligible to participate in Company-sponsored benefits, including health benefits, a 401(k) plan and a defined contribution retirement plan. Mr. Halford will continue to be seconded as an international assignee to GrafTech Switzerland S.A.

There are no family relationships between Mr. Halford and any other any director or executive officer of the Company and there are no arrangements or understandings between him and any other person pursuant to which he was selected for his position. There are no related person transactions involving Mr. Halford that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing the promotion of Mr. Halford is attached as Exhibit 99.1 and is incorporated herein by reference.

Elections of Debra Fine, Jean-Marc Germain and Henry R. Keizer to the Board of Directors

On October 7, 2021, the size of the Board was increased from nine to eleven members. In accordance with the Company’s Amended and Restated Certificate of Incorporation that requires that the classes of the Board shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, Classes I and II were each increased by one director such that Classes I and II consist of four directors and Class III consists of three directors.

To fill the vacancies resulting from the increase in the size of the Board and Mr. Dutton’s resignation, on October 7, 2021, the Board appointed Jean-Marc Germain, Henry R. Keizer, and Debra Fine (collectively, the “Directors”) as directors, effectively immediately, to fill the additional Class I directorship, additional Class II directorship, and vacancy in the Class III directorship, respectively. Upon the separation of the Governance and Compensation Committee into separate nominating and corporate governance and compensation committees, the Directors are expected to serve on the committees of the Board as follows: Mr. Germain: compensation committee; Mr. Keizer: audit committee and nominating and corporate governance committee; and Ms.

Fine: audit committee. The Board has determined that each of the Directors is independent under the New York Stock Exchange listing standards.

Each of the Directors will participate in the Company’s standard director compensation program for non-employee directors, which is described on pages 10-11 of the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 13, 2021, which was filed with the United States Securities and Exchange Commission (“SEC”) on April 8, 2021. The Company intends to enter into an Indemnification Agreement with each of the Directors. The form of Indemnification Agreement was previously filed with the SEC on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S‑1/A (Registration No. 333‑223791) and is incorporated herein by reference.

There are no related person transactions involving the Directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing the election of the Directors is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

99.1 Press release of GrafTech International Ltd., dated October 7, 2021
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	October 7, 2021	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer